Exhibit 16.1

May 23, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Alibaba Group Holding Limited pursuant to Item 16F of Form 20-F (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Annual Report on Form 20-F of Alibaba Group Holding Limited dated May 23, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers

Hong Kong